                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           IMAGE ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           IMAGE ENTERTAINMENT, INC.
                                9333 Oso Avenue
                          Chatsworth, California 91311

--------------------------------------------------------------------------------


                         NOTICE OF 2001 ANNUAL MEETING
                          To be held September 7, 2001


Dear Shareholder:

         The annual meeting of shareholders of Image Entertainment, Inc., a California corporation, will be held at The Hilton Hotel, located at 6360 Canoga Avenue, Woodland Hills, California, on Friday, September 7, 2001, at 10:00 a.m. (local time), for the following purposes:

          1.      Election of Directors.  To elect 4 directors to hold office
                  ---------------------
                  until their respective successors are duly elected and qualified - Ira S. Epstein, Martin W. Greenwald, M. Trevenen Huxley and Stuart Segall have been nominated for election (Proposal 1).

          2.      Ratification of Appointment of Independent Auditors. To
                  ---------------------------------------------------
                  ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2002 (Proposal 2).

          3.      Other Business.  To transact such other business as may
                  --------------
                  properly come before the meeting and any adjournments thereof.

         Enclosed with this notice is a proxy statement which describes the foregoing items of business and a proxy. The board of directors has fixed the close of business on July 12, 2001 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

                                By Order of the Board of Directors,

                                /S/ ERIC BESNER


                                ERIC BESNER
                                Corporate Secretary



Chatsworth, California
July 30, 2001

--------------------------------------------------------------------------------
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON AT THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                PROXY STATEMENT

--------------------------------------------------------------------------------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                           IMAGE ENTERTAINMENT, INC.

                        To Be Held on September 7, 2001

         Proxy statements and proxies are being furnished to the shareholders of Image Entertainment, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by the Company's board of directors (the "Board") for use at the Company's annual meeting of shareholders and any adjournments thereof (the "Annual Meeting"). The Company's principal executive offices are located at 9333 Oso Avenue, Chatsworth, California 91311 and its telephone number is (818) 407-9100. It is anticipated that Proxy statements and proxies will first be mailed to shareholders on or about July 30, 2001.

Time, Date and Place of the Annual Meeting

         The Annual Meeting will be held at The Hilton Hotel, located at 6360 Canoga Avenue, Woodland Hills, California, on Friday, September 7, 2001, at 10:00 a.m. (local time).

Record Date / Shareholders Entitled to Vote

         Only shareholders of record at the close of business on July 12, 2001, the record date fixed by the Board (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 15,821,533 shares of the Company's common stock, no par value, outstanding. On the Record Date, no shares of the Company's preferred stock, $1.00 par value, were outstanding.

                             SOLICITATION OF PROXIES

Voting of Proxies

         A proxy is enclosed for you to vote on Proposals 1 and 2. If the proxy is properly executed and returned prior to the Annual Meeting, the shares of common stock it represents will be voted as you direct or, if you indicate no direction, FOR the director nominees named in Proposal 1 and FOR Proposal 2.

         In the event of cumulative voting for directors, the proxyholders appointed by the proxy (the "Proxyholders") will have discretionary authority to cumulate votes among the director nominees with respect to which the Proxyholders' authority to vote was not withheld. The Proxyholders will have discretionary authority to vote on such business (other than Proposals 1 and 2) as may properly come before the Annual Meeting (the Board does not currently know of any such business).

Revocability of Proxies

         A shareholder may revoke a proxy at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

Voting in Person by Beneficial Owners

         If your shares of common stock are held of record by a broker, bank or other person, and you wish to attend the Annual Meeting and vote in person, you must obtain from the broker, bank or other holder of record a proxy confirming your beneficial ownership of the shares and bring it to the Annual Meeting.

Costs of the Solicitation

         The Board is making this proxy solicitation, the costs of which (including the reasonable charges and expenses of brokerage firms, banks and others for forwarding proxy materials to beneficial owners of common stock) will be borne by the Company. Proxies will be solicited through the mails, and may also be solicited personally or telephonically by the Company's officers, other regular employees and directors (without additional compensation).

                           VOTE REQUIRED FOR APPROVAL

         Except with respect to cumulative voting for directors, each share of common stock outstanding as of the Record Date is entitled to one vote on each matter of business that may properly come before the Annual Meeting.

         A majority of the shares of common stock outstanding on the Record Date, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the four nominees receiving the highest number of votes will be elected as directors (Proposal 1). Votes against a candidate have no legal effect.

         Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and voting at the Annual Meeting (the shares affirmatively voted must also constitute at least a majority of the required quorum and of the votes cast) is required to ratify the appointment of KPMG LLP as the Company's independent auditors (Proposal 2).

         Abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will not constitute a vote "for" or "against" any matter, and thus will be disregarded in the calculation of a plurality or of shares voting or votes cast on any matter submitted to the shareholders for a vote.

         "Broker non-votes" (meaning shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker has physically indicated on the proxy that the broker or nominee does not have discretionary power to vote on a particular matter) are counted as present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of July 12, 2001 by: (i) each person known to the Company to be the beneficial owner of (or deemed under Rule 13d-3 to be the beneficial owner of) more than 5% of the common stock of the Company, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table set forth in the Executive Compensation section, and (iv) all directors and executive officers as a group:

                                                    Common Stock                   Percent
      Name (1)                                Beneficially Owned (2)(3)         of Class (4)
      --------------------------------------------------------------------------------------
      Image Investors Co. (5).........................   6,781,509.................. 39.43%
           John W. Kluge and Stuart Subotnick (5)
      Martin W. Greenwald (6).........................   1,224,440..................  7.54%
      Stuart Segall (6)...............................     692,317..................  4.36%
      Ira S. Epstein (7)..............................     102,357..................      *
      M. Trevenen Huxley..............................      24,357..................      *
      David Borshell..................................     160,424..................  1.00%
      Jeff Framer.....................................     107,347..................      *
      Cheryl Lee......................................     155,971..................      *
      All directors and executive
           officers as a group (7 persons)............   2,467,214.................. 14.68%
      --------------------------------------------------------------------------------------

      *Less than 1%.

Notes To Beneficial Ownership Table:

(1) The mailing address of Image Investors Co. and John W. Kluge and Stuart Subotnick is c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, NJ 07073. The mailing address of the other individuals listed is c/o Image Entertainment, Inc., 9333 Oso Avenue Chatsworth, CA 91311.

(2) The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by such person, subject to applicable community property and similar laws. On July 12, 2001, there were 15,821,533 shares of common stock outstanding.

(3) The number of shares listed as beneficially owned by each named person (and the directors and executive officers as a group) includes shares of common stock underlying options and rights (including restricted stock units ("RSUs") and conversion rights) vested as of or vesting within 60 days after July 12, 2001, as follows:

                                                               Options              RSUs          Conversion Rights
                                                               -------              ----          -----------------
         Image Investors Co. (5)...............................       0............     0.................1,379,310
            John W. Kluge and Stuart Subotnick (5)
         Mr. Greenwald......................................... 426,428............     0.................        0
         Mr. Segall............................................  45,000............ 2,117.................        0
         Mr. Epstein...........................................  90,000............ 2,117.................        0
         Mr. Huxley............................................  20,000............ 2,117.................        0
         Mr. Borshell.......................................... 148,144............     0.................        0
         Mr. Framer............................................  97,144............     0.................        0
         Ms. Lee............................................... 149,124............     0.................        0
         All directors and executive officers
            as a group (7 persons)............................. 975,840............ 6,351.................        0

         Options and rights are non-voting and do not represent prior to exercise, conversion, or, in the case of an RSU, a distribution event, any right to dispose of the shares.

(4) Common stock not outstanding but which underlies options and rights (including RSUs and conversion rights) vested as of or vesting within 60 days after July 12, 2001 is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose.

(5) All of the shares of common stock are held of record by Image Investors Co. ("IIC"). The shares of common stock listed in the table as beneficially owned by IIC may also be deemed to be beneficially owned by John W. Kluge and Stuart Subotnick by virtue of their being directors, executive officers and the sole shareholders of IIC. Messrs. Kluge and Subotnick have shared voting and investment powers with respect to such shares. Amendment No. 11 (dated December 30, 1992) to a
         Schedule 13D, dated July 18, 1988, filed on behalf of IIC, John W. Kluge and Stuart Subotnick, states that IIC, John W. Kluge and Stuart Subotnick each "disclaims membership in a group, although a group might be deemed to exist." IIC has demand and piggyback registration rights with respect to 6,543,953 shares of common stock beneficially owned by IIC (which include 1,379,310 shares of common stock issuable upon conversion of debt under a credit agreement with the Company dated as of September 29, 1997).

(6) Includes 1,030 shares of common stock held of record by Momandad, Inc., a corporation of which Messrs. Greenwald and Segall are the sole shareholders. With respect to such shares, Messrs. Greenwald and Segall share voting and investment powers.

(7)      Includes 2,000 shares of common stock held by Mr. Epstein's Keogh plan.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees

         The Bylaws provide for a Board consisting of a minimum of 4 and a maximum of 7 members.

         The name of each nominee for election to the Board, his principal occupation, age, all positions and offices with the Company held by him, the year he first became a director and additional biographical data are set forth below. For information regarding each nominee's security ownership, see "Security Ownership of Certain Beneficial Owners and Management" above.

         Martin W. Greenwald  (Age:  59)  Chairman of the Board, Chief
         -------------------
         Executive Officer and President since April 1981, and Treasurer since January 1988. Mr. Greenwald is a 1964 graduate of Fairleigh Dickinson University.

         Stuart Segall  (Age:  56)  Director and Vice President (not an
         -------------
         executive officer) since April 1981. Mr. Segall's principal occupation is that of principal of Stu Segall Productions, a television and motion picture production company with offices in North Hollywood, California and a full-service production facility in San Diego, California. From 1984 to 1989, Mr. Segall was a supervising producer for Steven J. Cannell Productions, Hollywood, California.

         Ira S. Epstein  (Age:  69)  Director since June 1990.  Mr. Epstein is
         --------------
         of counsel to the Beverly Hills law firm of Weissmann, Wolff, Bergman, Coleman, Silverman & Holmes, LLP. Prior to that, Mr. Epstein was the managing partner of Cooper, Epstein & Hurewitz, where he practiced law from 1975 to 1993. Mr. Epstein has held officer and director positions in numerous corporations.

         M. Trevenen Huxley  (Age:  49)  Director since September 1998.  In
         ------------------
         1990, Mr. Huxley co-founded Muze, Inc., a provider of digital information about music, books and movies. From 1992 to March 1998, Mr. Huxley served as the President and Chief Executive Officer of Muze, Inc. and is currently its Executive Vice President for Business Development. Mr. Huxley is also a member of the board of directors of both Muze, Inc. and Muze UK, Ltd., a wholly-owned subsidiary of Muze, Inc. Muze, Inc. is a closely-held corporation which is controlled by John W. Kluge and Stuart Subotnick. Messrs. Kluge and Subotnick, through Image Investors Co., are also the largest shareholders of the Company.

Vote Required

         Four directors are to be elected at the Annual Meeting to hold office until the Company's next annual meeting of shareholders and until their respective successors have been elected and qualified. Proxies solicited by the Board will be voted, unless authority to vote is withheld, for the nominees named above or, if any of these nominees were unavailable to stand for election (an occurrence not expected by the Board), such substitute nominee(s) as selected by the Board.

         If any shareholder has given notice at the Annual Meeting, before the voting for directors begins, of the shareholder's intention to cumulate votes, then all shareholders may cumulate their votes, but only for nominees whose names have been placed in nomination before the voting. Under cumulative voting, each shareholder is entitled to the number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock held by the shareholder. The shareholder may cast all those votes for a single nominee or distribute them among as many nominees as the shareholder sees fit. If voting for directors is noncumulative, each share of common stock will be entitled to one vote for each of the nominees.

         In the event of cumulative voting for directors, the Proxyholders will have discretionary authority to cumulate votes among the nominees named above (including any substitute nominees) with respect to shares for which the Proxyholders' authority to vote was not withheld, so as to elect a maximum number of such nominees.

         Assuming a quorum is present, the nominees receiving the highest number of votes will be elected as directors (votes against a candidate have no legal effect). If voting for directors is noncumulative, the holders of a majority of the shares of common stock voting could elect all the directors.

Board Committees and Meetings

         The Board met twice during fiscal 2001. Each director attended all of the meetings. The Board administers the Company's 1994 Eligible Directors Stock Option Plan, as amended.

         Although the full Board considers all major decisions of the Company, the Board has established two standing committees to more fully address certain areas of importance to the Company:

         .     the Audit Committee, and
         .     the Compensation Committee

         The Company does not have a nominating committee. The functions of a nominating committee are performed by the entire Board.

         Audit Committee. The audit committee is composed of Messrs. Epstein, Huxley and Segall. As provided in the audit committee's Charter, adopted on June 5, 2000, the audit committee's primary functions are to (i) monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (ii) monitor the independence and performance of the Company's independent auditors and internal auditing department, and (iii) provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board. See "Audit Committee Report." The audit committee met three times during
       ---
fiscal 2001. Each member of the audit committee attended all of the meetings.

         Compensation Committee. The compensation committee is composed of Messrs. Epstein, Huxley and Segall. The compensation committee's primary functions are to review and approve salaries, bonuses and other compensation payable to the Company's executive officers. In addition, the compensation committee administers the Company's 1998

Incentive Plan, its 1990 and 1992 Stock Option Plans, and other employee benefit plans of the Company other than the Company's 1994 Eligible Directors Stock Option Plan. See "Compensation Committee Report on Executive Compensation." The
             ---
compensation committee met twice during fiscal 2001. Each member of the compensation committee attended all of the meetings.

Compensation of Directors

         Non-employee directors each receive a cash fee of $400 for each Board or committee meeting attended.

         Director RSUs. The formula director awards provision of the 1998 Incentive Plan provides that commencing in 1999 and ending in 2001, on each October 1 (or the first business day thereafter), each non-executive director (i.e., directors who are not executive officers of the Company ) then in office will be granted automatically (without any action by the compensation committee or the Board) 2,240 restricted stock units (the "Director RSUs"). In October 1999 and 2000, the Company made the first and second of these Director RSUs.

         The Director RSUs vest on a pro rata basis for each successive day of service during a 12-month period, commencing on the grant date. After 2001, the Board will periodically revisit, for three year cycles, the specific size of the annual grants (not to exceed 5,000 shares per director per year). A non-executive director will be eligible to receive no more than one Director RSU award in each year. Upon termination of services as a member of the Board due to death or total disability, Director RSUs held by a director become fully vested. Upon termination of services for any reason other than death or total disability, all Director RSUs not yet fully vested will be automatically forfeited. The Director RSUs are subject to the same conversion, termination, acceleration and other continuing terms as the restricted stock units granted to the executives under the 1998 Incentive Plan and described at page 17. If, however, a "change in control" event occurs (see page 14), those terms govern only to the extent that any changes in the Director RSUs and any Board or compensation committee action in respect thereof are consistent, both with the effect of the event on restricted stock or restricted stock units held by persons other than executive officers or directors of the Company, and with the effect on shareholders generally in respect of the underlying shares.

         Discretionary Option Grants. On July 3, 2000, the Board amended the 1998 Incentive Plan to authorize, within plan share limits, discretionary stock option grants to non-executive directors, provided that (i) the maximum number of shares subject to options granted to any such individual does not exceed 5,000 shares within any 12 month period, (ii) the exercise price must be at least equal to the fair market value of the Company's common stock on the date of grant, and (iii) the shares cannot vest any earlier than at least one year after the date of grant, except in the case of death, disability or other circumstances (including a change in control) to the extent acceleration is contemplated under the 1998 Incentive Plan or the applicable award. Concurrently, on July 3, 2000, the Board granted to each of Messrs, Epstein, Huxley and Segall options for 5,000 shares of the Company's common stock, exercisable at $3.75 (the closing price of the Company's common stock on the date of grant) and vesting on the first anniversary of the grant date (the "Year 2000 Grant").

         The 1998 Incentive Plan continues to provide that discretionary awards may also be granted to non-executive directors in one or more of the following circumstances:

         .     in connection with the grantee becoming a member of the Board;
         .     to reward a director's exceptional or extraordinary services as a member of the Board; or
         .     in consideration for services to the Company outside of the scope of his or her normal duties in the ordinary course as a Board member.

         Formula Option Grants. From July 1994 to July 1998, the Company made annual awards to non-employee directors (the "Formula Options") under the Company's 1994 Eligible Directors Stock Option Plan, as amended (the "Directors Plan"). Since the Director RSUs described above replace and supplant the Formula Options, no grants have been made under the Directors Plan since July 1998.

         Generally, the Formula Options expire 10 years after the respective dates of grant, subject to earlier termination as described below, and vest in unequal installments over a 16-month period following the date of grant according to the following schedule: 50% of the options vest in month 6, 25% vest in month 12, and the remaining 25% vest in month 16.

         If a director's services as a member of the Board terminate by reason of death or disability, his Formula Options and the Year 2000 Grant become fully exercisable and remain exercisable for one year thereafter or until the expiration of their stated term, whichever occurs first, and then terminate. If the director's services terminate for any other reason, the options, to the extent they are exercisable on such date, remain exercisable for six months or until the expiration of their stated term, whichever occurs first, and then terminate. The options not exercisable at the time of a termination of service will terminate, except as noted above.

         Upon the occurrence of certain events (such as a dissolution, liquidation or certain merger or asset transactions or change in control of the Company), each outstanding Formula Option and each option underlying the Year 2000 Grant will become immediately exercisable.

                             AUDIT COMMITTEE REPORT
                             ----------------------

         The Audit Committee of the Board of Directors of the Company is composed of three directors and operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. The Company's management is responsible for the Company's internal accounting controls and the financial reporting process. The Company's independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the audited consolidated financial statements as of, and for the year ended, March 31, 2001. In addition, the Audit Committee has also discussed with the independent accountants the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants that firm's independence. In addition, the Audit Committee has considered whether the information technology and other non-audit services by the independent accountants is compatible with such independence.

Audit Fees

         The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the year ended March 31, 2001 and the reviews of the condensed financial statements included in our quarterly reports on Form 10-Q for the year ended March 31, 2001 were $99,000.

Financial Information Systems Design and Implementation Fees

         Aggregate fees billed for financial information technology services rendered by KPMG LLP during the year ended March 31, 2001 were $0.

All Other Fees

         Aggregate fees billed for all other services (including tax services and information systems network security consulting) rendered by KPMG LLP during the year ended March 31, 2001 were $132,000.

         Based on the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.

         The foregoing report of the Audit Committee does not constitute "soliciting material" and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report by reference therein.

                                 AUDIT COMMITTEE
                                 Ira S. Epstein (Chairman)
                                 M. Trevenen Huxley
                                 Stuart Segall

                            EXECUTIVE COMPENSATION

         The following table sets forth certain annual and long-term compensation, for each of the last three fiscal years, paid to the Company's Chief Executive Officer and each Executive Officer whose salary and bonus exceeded $100,000 in the last fiscal year:

                          Summary Compensation Table


                                                                                  Long-Term
                                         Annual Compensation                    Compensation
                                --------------------------------------   ----------------------------
                                                              Other        Restricted     Securities             All
                                                             Annual          Stock        Underlying            Other
Name &                 Fiscal     Salary         Bonus    Compensation      Award(s)        Options         Compensation
Principal Position      Year     ($)/(1)/      ($)/(2)/     ($)/(3)/        ($)/(4)/          (#)                ($)
-----------------------------------------------------------------------------------------------------------------------------
Current Executive
Officers
-----------------
Martin W.               2001     $ 506,446    $ 414,138     $  --           $        0      120,000         $  37,573/(5)/
Greenwald,              2000       482,483      247,810        --              294,000            0            38,667/(6)/
President & CEO         1999       416,600      147,822        --              280,000            0            43,613/(7)/

David Borshell,         2001       195,905      149,188        --                    0       40,000             4,168/(8)/
Chief Operating         2000       186,473       89,419        --               85,050            0             3,894/(8)/
Officer                 1999       165,421       53,408        --               81,000            0             3,468/(8)/

Jeff Framer,            2001       206,790       78,904        --                    0       40,000             4,404/(8)/
Chief Financial         2000       196,833       47,347        --               89,775            0             4,102/(8)/
Officer                 1999       174,255       28,329        --               85,500            0             3,654/(8)/

Former Executive
Officer
-----------------
Cheryl Lee,             2001       206,790       78,904        --                    0       40,000             4,404/(8)/
Chief                   2000       196,833       47,347        --               89,755            0             4,102/(8)/
Administrative          1999       180,893       28,329        --               85,500            0             3,791/(8)/
Officer


Notes To Summary Compensation Table:

(1) The fiscal 2001, 2000 and 1999 salary figures for Mr. Greenwald include an additional annual salary component characterized as an "unaccountable personal expense allowance" in his employment agreement.

(2) For a description of the formula bonus plan under which each executive officer's fiscal 2001, 2000 and 1999 bonuses were awarded, see "Bonuses" in the Compensation Committee Report on Executive Compensation. Each of the named executive officers also received a nominal holiday bonus of $350 in fiscal 2001, $325 in fiscal 2001 and $300 in fiscal 1999.

(3) While all the executive officers enjoyed certain perquisites in fiscal 2001, 2000 and 1999 such perquisites did not exceed the lesser of $50,000 or 10% of any executive officer's fiscal year salary and bonus for each such year.

(4) Reported awards for fiscal 2000 and 1999, respectively, represent restricted stock units ("RSUs") granted on July 1, 1999 to Mr. Greenwald, Mr. Borshell, Mr. Framer and Ms. Lee of of 43,354, 12,542, 13,238 and 13,238 (valued at $6.78/share, the prior five day average) and on July 6, 1998 of 41,791, 12,090, 12,761 and 12,761, respectively, under the
     Company's 1998 Incentive Plan (valued at $6.70/share, the prior five day average). The RSUs are payable solely in shares of the Company's common stock and vest commencing one year from the award date and on each of the next four anniversaries of that date in equal installments at a minimum rate of 20% per year. If in any fiscal year the Company achieves a minimum specified percentage of an applicable performance target (which it did not achieve in fiscal year 2000 or 1999), the grant will vest instead at a rate of 33 1/3% for that year only. The minimum specified percentage of the applicable performance target for fiscal 2001 was met, however, management waived their right to accelerated vesting for that year. Each executive officer is entitled to receive "dividend equivalents" in additional RSUs if any dividends are paid on the common stock prior to vesting. The number and market value of RSUs held by each of these executives at March 31, 2001 (based upon the closing price on NASDAQ/NMS of the common stock on March 30, 2001 of $2.125/share) were:

                                    Current Executive Officers:
                                    Mr. Greenwald, 59,758 and $126,986;
                                    Mr. Borshell, 17,288 and $36,737;
                                    Mr. Framer, 18,247 and $38,775; and,
                                    Former Executive Officer:
                                    Ms. Lee, 0 and $0

         If employment by the Company terminates due to total disability or death, any unvested RSUs in the executive officer's stock unit account will become fully vested and the shares issuable in payment thereof will be distributed immediately. Upon retirement, the executive officer's stock unit account will be credited with a pro rata portion of the next installment of the award that would otherwise vest based on the number of quarters or partial quarters served during the applicable fiscal year. If employment by the Company is terminated for any reason other than death, disability, retirement or in connection with a change in control event, all unvested RSUs will be forfeited. For a description of the effects of termination of employment prior to or following a change in control event, see page 14 ("Other Change in Control Arrangements").

         The 1998 Incentive Plan grants the compensation committee discretion to accelerate, extend or otherwise modify benefits payable under the RSU awards in various circumstances, including a termination of employment (other than "for cause") or a change in control event. See also page 17 ("Restricted Stock Unit Grants").

         For the shares vesting in 2001, 2000 and 1999, the Board of Directors, acting on behalf of the compensation committee, allowed the award recipients (if they so desired) to surrender vested shares to cover applicable withholding taxes.

(5) Includes $3,690 of term life insurance premium payments, $28,699 of universal life insurance premium payments and $5,184 of Company contributions to a 401(k) plan.

(6) Includes $3,690 of term life insurance premium payments, $29,985 of universal life insurance premium payments and $4,992 of Company contributions to a 401(k) plan.

(7) Includes $3,690 of term life insurance premium payments, $35,057 of universal life insurance premium payments and $4,866 of Company contributions to a 401(k) plan.

(8)      Entire amount consists of Company contributions to a 401(k) plan.

         The following table summarizes options granted in fiscal 2001 to the executive officers named in the Summary Compensation Table:

                       Option Grants in Last Fiscal Year

                                                                                                      Potential Realizable Value
                                                                                                       at Assumed Annual Rates
                                                                                                     of Stock Price Appreciation
                                             Individual Grants                                            for Option Term /(1)/
                  ---------------------------------------------------------------------------------  ------------------------------
                                Number of
                                Securities           Percent of Total
                                Underlying           Options Granted        Exercise
                                  Options             to Employees           Price       Expiration
Name                           Granted (#) /(2)/    in Fiscal Year /(3)/     ($/Sh)         Date      0% ($)   5% ($)     10% /($)/
-----------------------------------------------------------------------------------------------------------------------------------
Current Executive Officers
Martin W. Greenwald               $120,000  /(4)/          31.4%            3.750  /(5)/   07/03/10     $  0   $283,003   $717,184
David Borshell                      40,000                 10.5             3.750          07/03/10        0     94,334    239,061
Jeff Framer                         40,000                 10.5             3.750          07/03/10        0     94,334    239,061
Former Executive Officer
Cheryl Lee                          40,000                 10.5             3.750          07/03/10        0     94,334    239,061

-----------------------------------------------------------------------------------------------------------------------------------

Notes to Option Grants in Last Fiscal Year Table

(1) The amounts are based upon the 0%, 5% and 10% annual rates of return prescribed by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's common stock nor reflect actual gains, if any, realizable upon exercise.

(2) In the event of a "Change of Control" (as defined in the Company's 1998 Incentive Plan), the unvested portion of an option shall immediately vest. A "change of control" under the 1998 Incentive Plan includes (i) an acquisition by one person (or group of persons) of at least 45% of the ownership of the Company, other than an "excluded person," (ii) certain changes in the majority of the Board over a 2-year period,
         (iii) Board and (if required by law) shareholder approval of plan to consummate the dissolution or complete liquidation of the Company, or
         (iv) mergers or similar transactions which result in a 50% change in ownership of the Company (subject to certain exceptions). The term "excluded persons" include Image Investors Co. ("IIC"), a principal shareholder of the Company, John Kluge and Stuart Subotnick, who own and control IIC, and Mr. Greenwald. Additionally, the committee administering each plan may (subject to Board approval) terminate the plan and the options upon the occurrence of a change in control. If any termination occurs, the committee shall give each optionee written notice of the intention to terminate the Plan and the options, and shall permit the exercise of the options for at least thirty days immediately preceding the effective date of such termination. In the event an optionee's employment with the Company ceases for any reason other than death or disability, the options will terminate two weeks following the date employment ceases; however, the committee, in its sole discretion, may extend the exercise period from two weeks to three months. In the event of an optionee's death or disability, the options may be exercised for one year thereafter. Subject to the other provisions of the Plan, the committee has discretionary authority to amend or terminate the Plan and to do any other act advisable to administer the Plan.

(3)      Based on options granted to employees totaling 382,000 shares.

(4) The options were granted under the 1998 Incentive Plan and vest in seven generally equal increments beginning on July 3, 2000 and each six months thereafter through July 3, 2003.

(5) The market price of the Company's common stock (based upon the closing price on NASDAQ/NMS of the Company's common stock) on the date of grant was $3.75 per share.

         The following table summarizes options exercised in fiscal 2001 by the named executive officers and certain other information regarding their outstanding options:

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                                         Value of Unexercised
                                                          Number of Shares                    In-the-Money
                            Shares                     Underlying Unexercised                    Options
                           Acquired                      Options at FY-End                  at FY-End /(1)/
                              on          Value      ---------------------------    ---------------------------------
                           Exercise      Realized    Exercisable   Unexercisable      Exercisable   Unexercisable
Name                          (#)           ($)           (#)          (#)/(2)/          ($)/(3)/      ($)/(3)/
---------------------------------------------------------------------------------------------------------------------
Current Executive Officers
Martin Greenwald                  0      $      0       409,285           85,715    $         0   $           0
David Borshell                    0             0       142,430           28,570              0               0
Jeff Framer                       0             0        91,430           28,570              0               0
Former Executive Officer
Cheryl Lee                        0             0       143,410           28,570              0               0
---------------------------------------------------------------------------------------------------------------------

Notes to Aggregate Option Exercises and Fiscal Year-End Option Values Table

(1) Based on the closing price on NASDAQ/NMS of the Company's common stock on March 30, 2001 ($2.125).

(2) In the event of a "change of control" under the Company's Restated 1992 Stock Option Plan and 1998 Incentive Plan, the unvested portion of an option shall immediately vest. A "change of control" under each plan generally includes (i) an acquisition by one person (or group of persons) of at least 45% of the ownership of the Company, other than an "excluded person," (ii) certain changes in the majority of the Board over a 2-year period, (iii) Board and (if required by law) shareholder approval of plan to consummate the dissolution or complete liquidation of the Company, or (iv) mergers or similar transactions which result in a 50% change in ownership of the Company (subject to certain exceptions). The term "excluded persons" include IIC, a principal shareholder of the Company, John Kluge and Stuart Subotnick, who own and control IIC, and Mr. Greenwald. Additionally, the committee administering each plan may (subject to Board approval) terminate the plan and the options. If any termination occurs, the committee shall give each optionee written notice of the intention to terminate the plan and the options, and shall permit the exercise of the options for at least thirty days immediately preceding the effective date of such termination. In the event an optionee's employment with the Company ceases for any reason other than death or disability, the options will terminate two weeks following the date employment ceases; however, the committee, in its sole discretion, may extend the exercise period from two weeks to three months. In the event of an optionee's death or disability, the options may be exercised for one year thereafter. Subject to the other provisions of the plan, the committee has discretionary authority to amend or terminate the plan and to do any other act advisable to administer the plan.

(3) Market value of underlying securities at fiscal year end, minus the exercise price.

Description of Employment Contracts, Termination of Employment and Change in Control Arrangements

         The Company is a party to employment agreements with each of the executive officers named in the Summary Compensation Table entered into as of July 1, 1998. Except for base salary, bonus compensation and fringe benefits, all of the terms and conditions of the agreements, as described below, are identical.

         Term. The agreements provide for an initial term of two years ending June 30, 2000, with an automatic one year extension to June 30, 2001 unless written notice of non-renewal is given by either the executive officer or the Company by January 1, 2000. Following the first automatic 1-year extension, the term shall be extended automatically for 1 additional year on each July 1, unless the Company or an executive officer gives written notice of non-renewal by the preceding January 1. The term of the agreement may not be extended beyond June 30, 2005. On February 23,

2001, the Company terminated its employment agreement with Cheryl Lee, the Company's Chief Administrative Officer and General Counsel, "without cause" (as defined in such agreement).

         Base Salary. The agreements provide that on each July 1, each executive will receive a 5% increase to his or her then annual base salary (including, for Mr. Greenwald, a 5% increase to his annual unaccountable personal expense allowance). In July 2001, pursuant to the agreements, the base salary amounts for Mr. Greenwald, Mr. Borshell and Mr. Framer increased to $463,050, $208,373 and $219,949, respectively. In addition, Mr. Greenwald's annual unaccountable personal expense allowance increased to $75,978.

         Cash Bonus. Pursuant to the formula bonus plan contemplated by the agreements, the executive officers earn cash bonuses as incentive short-term compensation based on the Company's financial performance relative to annually determined performance targets. The cash bonus plan for fiscal 2002 is based on a formula relative to earnings before interest, taxes, depreciation and amortization ("EBITDA"). The applicable cash bonus will be determined using a formula which measures the Company's performance against a confidential target EBITDA and multiplies the resulting percentage by a specified percentage of the executive officer's base salary. The specific performance criteria and targets as well as percentages of salary or other variables pursuant to which the cash bonuses are determined are applicable to all of the executive officers and subject to change annually at the discretion of the compensation committee. For a further description of the cash bonuses, see the "Compensation Committee Report on Executive Compensation" on page 16.

         Stock-Based Awards. The agreements provide that stock-based grants will be in such form and amounts, and at such time or times, as the Board (or, if applicable, the administrator of the relevant stock option or award plan) determines.

         Severance Packages. The agreements provide for severance packages consisting of base salary (and, for Mr. Greenwald, his unaccountable personal expense allowance) and insurance continuation for 6 months, and a pro rata portion of any bonus payable for the longer of 6 months or that part of the fiscal year occurring prior to expiration of the term. The agreements also provide for comparable benefits in the event of an executive officer's death or total disability.

         Termination of Employment. The agreements provide for varying benefits upon a termination of employment depending upon the reason for the termination and when it occurs. If an agreement is terminated prior to a change in control "without cause" (which generally means for any reason other than (a) death or disability, (b) for cause or (c) a voluntary termination), the executive officer will continue to receive all compensation, rights and benefits under the agreements through the expiration of the remaining term, plus the severance benefits described above.

         If the employment agreement is terminated due to a change in control for any reason other than (1) (a) death or permanent disability/suspension, (b) for cause or (c) a voluntary termination by the executive officer (other than for good reason) and whether or not in breach of the employment agreement, or
(2) the executive terminates the employment agreement for "good reason," the executive officer will be entitled to receive all compensation, rights and benefits under the employment agreement for the longer of one year following the effective date of termination or through the expiration of the remaining term, plus the severance benefits described above. "Good reason" generally includes a material reduction in duties, status, compensation or benefits, a material breach by the Company, or a forced relocation.

         If a termination for "cause" occurs, no severance, fringe benefits, compensation or other such rights, including any pro rata portion of bonus otherwise due, is due or payable. A termination "for cause" generally includes the executive officer's fraud, willful misconduct, gross negligence, breach of fiduciary duty or material breach of an agreement with the Company.

         The agreements provide that all then unvested options granted to the executive officer will immediately vest if the agreement is terminated by the Company "without cause" or by the executive for "good reason" following a change in control. In addition, any unvested portion of the executive officer's RSU award that has not expired will vest immediately if the Company terminates the agreement "without cause" within one year after a change in control, or less than three months prior to and in express anticipation of an announced change in control. The definition of change in control under the agreements is substantially equivalent to the definition of a change in control event under the 1998 Incentive Plan, described below under the heading "Other Change in Control Arrangements."

         Fringe Benefits. The executive officers are entitled to receive medical, dental, life and short and long-term disability insurance, 401(k) plan participation, vacation and reimbursement for reasonable business expenses. Mr. Greenwald's agreement further provides for the payment of personal life and disability insurance premium payments and reimbursement for medical expenses not covered by medical insurance of up to $30,000 per annum, an additional annual salary component characterized as an "unaccountable personal expense allowance" (as stated above), and use of a company car.

Other Change in Control Arrangements

         Outstanding stock options granted under the Company's stock option plans and individual option grants without reference to a plan include provisions for acceleration of exercisability upon a change in control substantially as summarized in note 2 to the Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table. Options granted under the Company's 1990 Stock Option Plan include provisions for acceleration of exercisability upon a change of control except in the event the acquiring corporation (or a parent or subsidiary thereof) agrees to (a) assume the Company's obligations under the plan and the options or (b) replace the options with new options having terms at least as favorable to the optionee. Options granted on May 19, 1994 under individual plans include provisions allowing the Board to terminate the plan and the option term in the event of a change in control, whereupon the optionee may exercise the options for at least 60 days following the effective date of termination. Under the 1990 Stock Option Plan, "change of control" generally means (1) the dissolution of the Company, (2) the sale of all or substantially all of the Company assets, or (3) a merger or similar transaction in which the Company would not be the surviving corporation, or in which the Company would survive but as the wholly-owned subsidiary of another corporation.

         Pursuant to the 1998 Incentive Plan, if an executive officer's employment is terminated by the Company for any reason other than because of death or total disability, either (a) in express anticipation of an announced transaction that would constitute a change in control event (as summarized below) and less than 3 months before its occurrence, or (b) within one year following a change in control event, then any unvested portion of his or her RSU award that has not previously expired will vest immediately, provided that no RSU vesting will be accelerated to a date less than six months after the date of grant. Furthermore, immediately prior to a change in control event, all RSUs credited to an executive officer's stock unit account (including dividend equivalents) will vest and will be distributed immediately. A change in control event under the 1998 Incentive Plan generally includes (1) an acquisition by one person (or group of persons) of at least 45% of the ownership of the Company, other than an "excluded person," (2) certain changes in a majority of the Board over a 2-year period, (3) Board and (if required by law) shareholder approval of a plan to consummate the dissolution or complete liquidation of the Company, or
(4) mergers and similar transactions which result in a 50% change in ownership of the Company (subject to certain exceptions). The term "excluded persons" includes Image Investors Co. ("IIC"), a principal shareholder of the Company, John Kluge and Stuart Subotnick, who own and control IIC, and Mr. Greenwald.

                        Stock Price Performance Graph*

     The graph below compares the cumulative total return of the Company, the NASDAQ U.S. Market Index and a Company-selected peer group for the 5-year period ending March 31, 2001. The peer group consists of Handleman Company, Valley Media, Inc., Trans World Entertainment Corp.(replacing Musicland Stores Corporation), Movie Gallery, Inc. (newly added to the peer group) and buy.com, Inc. (replacing Rentrak Corporation). Musicland Stores Corporation was acquired by Best Buy Company, Inc. and its common stock no longer trades. Rentrak Corporation was deemed to be inappropriate for inclusion in the peer group as it distributes video programming using a pay-per transaction system. The graph assumes an initial investment of $100 on April 1, 1996 in the Company, the NASDAQ U.S. Market Index and the peer group. The graph also assumes reinvestment of dividends, if any.


                             [GRAPH APPEARS HERE]


                                           Cumulative Total Return
                             -------------------------------------------------
                                1996    1997    1998    1999    2000   2001


IMAGE ENTERTAINMENT, INC.      100.00   57.41   45.37   87.04  72.22   31.48
NASDAQ STOCK MARKET (U.S.)     100.00  111.15  168.47  227.60 423.35  169.48
NEW PEER GROUP                 100.00   90.01  178.03  163.16 126.80   52.29
OLD PEER GROUP                 100.00  121.34  165.96  213.41 159.57  146.14




-----------------------------
 * This section of the Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of the Acts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
            -------------------------------------------------------

     The Committee. The Company's Compensation Committee was established in 1992 and is composed entirely of outside directors. The Compensation Committee reviews with the full Board all aspects of the compensation packages for each executive officer of the Company. The Compensation Committee, and from time to time the full Board, approves such packages and any amendments thereto. The Compensation Committee administers the Company's 1990 Stock Option Plan, the Restated 1992 Stock Option Plan, the 1998 Incentive Plan and other employee benefit plans of the Company. The following report addresses the Compensation Committee's objectives and its actions and decisions with respect to compensation for the 2001 fiscal year.

     Compensation Objectives. The Compensation Committee's goal is to maximize shareholder value over the long-term by attracting, retaining and motivating key executives. The executive compensation packages contain three primary components:

     .     base salary,

     . long-term incentive compensation in the form of stock-based awards, including options and, commencing in fiscal 1999, restricted stock unit awards ("RSUs"), and

     . short-term incentive compensation in the form of annual cash bonuses based on the Company's financial performance.

     The Company offers a contributory 401(k) plan and provides health, life and disability insurance to all full-time employees.

     In fiscal 1999 a new executive compensation structure was implemented in an effort to better integrate executive compensation with corporate strategic objectives, maintain a strong link between executive rewards and shareholder interests, and encourage long-term retention of executive officers, and, effective July 1, 1998, the Company entered into new employment agreements with the executive officers. For a further description of the bonus formula, see "Bonuses" below and page 12 of this proxy statement ("Description of Employment Contracts, Termination of Employment and Change in Control Arrangements").

     In fiscal 1999 and fiscal 2000, the Compensation Committee authorized an award to executive officers of RSUs, which vest on an annual schedule but may be accelerated based on annual financial performance targets related to earnings before interest, taxes, depreciation and amortization ("EBITDA"). These grants are described below and in the Summary Compensation Table at page 9. In fiscal 2001, the Compensation Committee did not authorize the award of RSUs to any executive officers.

     Base Salary. Base salary is paid in accordance with each executive's employment agreement. The agreements provide for annual percentage increases to base salary (and Mr. Greenwald's unaccountable personal expense allowance) of 5%. In fiscal 2001, no other increases in base salary were made.

     Option Grants. The Compensation Committee views any option grant portion of the executive compensation packages as a special form of long-term incentive compensation to be awarded on a limited and non-regular basis. Stock options granted to executives are priced at or above the fair market value of the common stock on the date of grant and are intended to give management a stake in the Company's growth while aligning management interests with those of the Company's shareholders. Awards of stock options are determined based on the Compensation Committee's subjective determination of the amount of such awards necessary, as a supplement to an executive's base salary and performance-based bonus, to retain and motivate such executive. In fiscal 2001, an option for 120,000 shares was granted to Mr. Greenwald and options for 40,000 shares were granted to each of Mr. Borshell, Mr. Framer and Ms. Lee under the 1998 Incentive Plan. These options have an exercise price of $3.75 (equal to the closing price of the Company's common stock on the grant date). The options vest in seven generally equal increments beginning on July 3, 2000 and each six months thereafter through July 3, 2003.

     Restricted Stock Unit Grants. In fiscal 1999 and fiscal 2000, the Compensation Committee authorized RSU grants to executive officers, effective July 1998 and July 1999, as an additional form of long-term incentive intended to provide executives with a more direct incentive to enhance the value of the Company's common stock. The specific number of RSUs in each grant was based upon a multiple of the executive's base salary, divided by the average price of the Company's common stock prior to grant. In general, the base salary multiples for the executive officers, which ranged from 20% to 70%, increased with the level of responsibility and the perceived impact of each position on the strategic direction of the Company. There were no RSU grants made in fiscal 2001.

     To encourage retention and promote an alignment of interest with the Company's shareholders, the RSUs vest over a maximum period of five years; vesting may be accelerated based upon the Company's financial performance. The RSUs will vest in equal annual installments of at least 20%; however, if performance meets or exceeds the minimum specified percentage of applicable performance targets established annually by the Compensation Committee, the RSUs will vest at the rate of 33 1/3% for that year. For fiscal 1999, 2000 and 2001, the Compensation Committee authorized a minimum specific performance target related to EBITDA. The fiscal 1999 and fiscal 2000 targets were not met so no accelerated vesting occurred. The fiscal 2001 target was met, however, management waived their right to accelerated vesting.

     Bonuses. Under their employment agreements and pursuant to a formula bonus plan, each of the executive officers was entitled to receive a specified percentage of his or her salary as a cash bonus for fiscal 2001, the receipt and amount of which depended on the achievement of specific levels of EBITDA, as established by the Compensation Committee in the first quarter of fiscal 2001. Under the formula bonus plan, each executive officer's bonus was determined by multiplying a specified percentage of his or her salary (75% for Mr. Greenwald, 60% for Mr. Borshell and 30% for each of Mr. Framer and Ms. Lee) by a certain performance factor, a percentage derived from a comparison of the Company's actual EBITDA to the target EBITDA. In order for an executive to receive any bonus, the performance factor had to equal a minimum of 40%, with the amount of the bonus increasing as the performance factor percentage increased, up to a maximum of 125%.

     The specific performance criteria and targets used to determine the bonuses and RSU accelerated vesting are subject to change annually at the Compensation Committee's discretion to adjust for changes in the Company's business, competitive conditions, changes in its capitalization, performance and needs. The Compensation Committee has not disclosed publicly the exact targets specified in these awards because such information is deemed to be confidential and proprietary, the disclosure of which would be against the best interests of the Company. Bonuses for fiscal 2001, which were paid in fiscal 2002, are reflected in the Summary Compensation Table at page 9 and under "Compensation of Chief Executive Officer" below.

     Compensation of Chief Executive Officer. Pursuant to the formula bonus plan described in his employment agreement, Mr. Greenwald was eligible for an annual bonus for fiscal 2001 of 30% to 94% of his base salary if the performance of the Company exceeded a specified minimum percentage of the applicable EBITDA performance target established by the Compensation Committee in the first quarter of the fiscal year. The Company exceeded its target EBITDA in fiscal 2001. As such, Mr. Greenwald received a bonus of $413,788, or 94% of his annual base salary, based on the annual bonus formula established by the Compensation Committee for fiscal 2001.

     Section 162(m) Policy. To the extent reasonably practicable and to the extent within the Compensation Committee's control, the Compensation Committee prefers to limit executive compensation in ordinary circumstances to that which is deductible by the Company under Section 162(m) of the Internal Revenue Code. During fiscal year 2001, all compensation paid to executive officers was within the Section 162(m) limit. Grants of RSUs, however, are not considered performance-based for these purposes and are included as compensation for these purposes only when they vest. Accordingly, to the extent that the value of shares vesting in any future year under RSU awards, when combined with salary, allowances and other non-exempt compensation, exceeds $1,000,000, the excess would not be deductible. Under current circumstances, the Compensation Committee does not satisfy the Code requirement that performance-based (i.e., Section 162(m) exempt) compensation be awarded by a Compensation Committee of at least two "outside directors" (as defined in the Code) because of the directors' other relationships described elsewhere in this

Proxy Statement. Nevertheless, the Compensation Committee does not expect non-exempt compensation to exceed the applicable limit for fiscal year 2002.

     The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of the Acts.

                                      COMPENSATION COMMITTEE
                                            Ira S. Epstein (Chairman)
                                            M. Trevenen Huxley
                                            Stuart Segall

Compensation Committee Interlocks and Insider Participation

     Mr. Segall is a non-salaried employee and non-executive officer of the Company.

     Mr. Epstein, a non-employee director (and director nominee), served on the Company's compensation committee for the entire fiscal year 2001. Mr. Epstein is of counsel to the law firm of Weissmann, Wolff, Bergman, Coleman, Silverman & Holmes, LLP, which in fiscal 2001 was retained by the Company and which continues to provide legal services to the Company and receives fees for such services at prices that, in the opinion of management, are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2001, Martin W. Greenwald, the President and Chief Executive Officer of the Company, borrowed the aggregate sum of $127,980.20 from the Company in four separate advances. The proceeds of such advances were used by Mr. Greenwald to cover certain personal "margin calls" from brokers. The entire principal amount of such loans, with interest at the rate equal to the Company's cost of funds plus 0.50%, was repaid in full by Mr. Greenwald to the Company on January 26, 2001.

     The Company entered into a credit agreement as of September 29, 1997 with Image Investors Co. ("IIC"), a principal shareholder of the Company owned and controlled by John W. Kluge and Stuart Subotnick (the "Credit Agreement"), pursuant to which the Company borrowed $5 million from IIC, with interest payable quarterly at 8% per annum, and principal due in five years. The loan is unsecured and subordinated to the Company's senior lender, Foothill Capital Corporation, and is convertible into the Company's common stock at IIC's option at any time at a conversion price of $3.625 per share (the closing price of the Company's common stock on September 29, 1997). Proceeds from the loan were used to pay down the Company's then outstanding balance under its revolving credit facility.

     Ira S. Epstein, a director of the Company, is of counsel to Weissmann, Wolff, Bergman, Coleman, Silverman & Holmes, LLP, a law firm which performed legal services for the Company during fiscal 2001 and will continue to do so in the future. During the period from April 1, 2000 to July 12, 2001, the Company paid Mr. Epstein's law firm fees of approximately $208,000, incurred at rates that, in the opinion of management, are fair and reasonable, and as favorable to the Company as those which could have been obtained from unrelated third parties.

     Dale Borshell, the mother of David Borshell, the Company's Chief Operating Officer, is a travel agent at Travel Syndicate. For many years, the Company has used Travel Syndicate nearly exclusively for its travel needs. During the period from April 1, 2000 to July 12, 2001, the Company paid Travel Syndicate approximately $228,000, which included airplane ticket fees and costs, and expenses relating to hotel and other travel related services booked through Travel Syndicate. In the opinion of management such amounts are fair and reasonable, and as favorable to the Company as those which could have been obtained through or from unrelated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the common stock, to file with the Securities and Exchange Commission (the "SEC") and the NASDAQ/NMS initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon review of the copies of Section 16(a) reports furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 2001, its executive officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                                   PROPOSAL 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has unanimously appointed, and recommends that the shareholders ratify the appointment of, KPMG LLP, independent certified public accounts and the Company's auditors since fiscal 1990, as auditors for fiscal 2002. Though shareholder ratification is not required by law or otherwise, the Board is seeking ratification as a matter of good corporate practice. If the appointment is not ratified, the Board will reconsider the appointment. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

Vote Required

     Assuming a quorum is present, the affirmative vote of the holders of a majority of the common stock represented (in person or by proxy) and voting at the Annual Meeting (the shares affirmatively voting must also constitute at least a majority of a quorum) is required to ratify the appointment of KPMG LLP as the Company's independent auditors.

                             SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy solicitation materials for the 2002 Annual Shareholders' Meeting, a shareholder proposal under SEC Rule 14a-8 must be received by the Company's Corporate Secretary at the principal executive offices of the Company no later than April 1, 2002.

     A shareholder may wish to have a proposal (other than a proposal in respect of a nominee for election to the Board) presented at the 2002 Annual Shareholders' Meeting, but not to have such proposal included in the Company's proxy statement for the meeting. If notice of the proposal is not received by the Company by June 15, 2002, then the proposal will be deemed untimely under Rule 14a-4(c) under the Securities Exchange Act of 1934, and the Company will have the right to exercise discretionary voting authority with respect to the proposal.

     In addition, Article III, Section 4, of the Company's bylaws provides as follows:

             Section 4. Nomination for Director. Nominations for election of
             ---------  -----------------------
             members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Company no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 4 of
             Article II of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Company not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee.

                    ANNUAL REPORT TO SHAREHOLDERS/FORM 10-K

     The Company's Annual Report to Shareholders (also the Company's Form 10-K for the fiscal year ended March 31, 2001) accompanies this proxy statement but does not constitute proxy soliciting material. Exhibits to the Annual Report/Form 10-K are available upon payment of a reasonable fee. Please direct requests, in writing, to:

                                   ERIC BESNER
                                   Corporate Secretary
                                   Image Entertainment, Inc.
                                   9333 Oso Avenue
                                   Chatsworth, California  91311

                                OTHER BUSINESS

         The Proxyholders will have discretionary authority to vote on such business (other than Proposals 1 and 2) as may properly come before the Annual Meeting (the Board does not know of any such business as of this date) and all matters incident to the conduct of the meeting.

                                    By Order of the Board of Directors, IMAGE
                                    ENTERTAINMENT, INC.

                                    ERIC BESNER
                                    Corporate Secretary
Chatsworth, California
July 30, 2001


--------------------------------------------------------------------------
Whether or not you expect to attend the meeting, we urge you to promptly complete, date and sign the enclosed proxy and return it in the envelope provided. Thank You.
--------------------------------------------------------------------------

                                                                      APPENDIX A
--------------------------------------------------------------------------------
                                     CHARTER
                             OF THE AUDIT COMMITTEE
             OF THE BOARD OF DIRECTORS OF IMAGE ENTERTAINMENT, INC.
--------------------------------------------------------------------------------


I.       AUDIT COMMITTEE PURPOSE
         -----------------------

         The Audit Committee is appointed by the Board of Directors of Image Entertainment, Inc. (the Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

 .        Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

 .        Monitor the independence and performance of the Company's independent auditors and internal auditing department.

 .        Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS
         ----------------------------------------

         Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise and experience.

         Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

         The Audit Committee shall meet from two to four times annually, or as otherwise deemed necessary. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

         In addition, the Audit Committee or at least its Chair should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES
         -------------------------------------------

Review Procedures
-----------------

(1) Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

(2) Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

(3) In consultations with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

Timing and Meeting Requirements
-------------------------------

(4) Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors
--------------------

(5) The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

(6) The Audit Committee should review and approve the fees and other significant compensation to be paid to the independent auditors.

(7) On at least an annual basis, consistent with independent Standards Board Standard 1, the Audit Committee should receive, review and discuss with the independent auditors their written statement defining all relationships they have with the Company, actively engage in a dialogue with the auditors with respect to any disclosed relationships or other services that might impact the auditors' independence and objectivity and take or recommend that the board take appropriate action to oversee the auditors' independence.

(8) Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

(9) Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss matters required to be communicated to audit committee in accordance with AICPA SAS 61.

(10) Consider the independent auditors' judgement about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

(11) The outside auditors have ultimate accountability to the Board of Directors and the Audit Committee, which shall have the ultimate authority (subject to Board approval or ratification) and responsibility to select, evaluate, and where appropriate replace the outside auditor.

Internal Audit Department and Legal Compliance
----------------------------------------------

(12) Review the budget plan, changes in plan, activities organizational structure, and qualifications of the internal audit department, as needed.

(13) Review the appointment, performance and replacement of the senior internal audit executive.

(14) Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

(15) On at least an annual basis, review with the Company's counsel, any significant litigation, legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities
--------------------------------------

(16) Commencing in 2001, annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

(17) Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

(18) Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Other Matters
-------------

(19) Establish, review and update periodically a Code of Ethical Conduct and review management's system to enforce this code.

(20)     Periodically perform self-assessment of audit committee performance.

(21) Review financial and accounting personnel succession planning within the Company.

(22) Annually review policies and procedure as well as audit results associated with directors' and officers' expense accounts and perquisites.

(23) Annually review a summary of director's and officers' related party transactions and potential conflicts of interest.

                           IMAGE ENTERTAINMENT, INC.
    Proxy Solicited by the Board of Directors for the 2001 Annual Meeting of
                                  Shareholders
                               September 7, 2001

  The undersigned appoints Ira S. Epstein, Martin W. Greenwald, M. Trevenen Huxley and Stuart Segall, and each of them, proxies (each with full power of substitution) to represent the undersigned at the Image Entertainment, Inc. 2001 Annual Meeting of Shareholders to be held on September 7, 2001 and any adjournments thereof and to vote the shares of the Company's common stock held of record by the undersigned on July 12, 2001 as directed below.

  1. Election of Directors (Proposal 1).

      [_] FOR all nominees                 [_] WITHHOLD
      listed below (except as              AUTHORITY to vote
      indicated to the contrary            for all nominees
      below).                              listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee(s) strike a line through the name of the nominee(s) in the following list:

  IRA S. EPSTEIN    MARTIN W. GREENWALD    M. TREVENEN HUXLEY    STUART SEGALL

  2. Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2002 (Proposal 2).

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any matters incident to the conduct of the Meeting.

                          PLEASE SIGN ON REVERSE SIDE



  The shares represented by this Proxy will be voted as directed above. If no direction is indicated, the shares represented by this Proxy will be voted FOR the director nominees named in Proposal 1 and FOR Proposal 2 and will be voted in the discretion of the proxies on such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated July 30, 2001.

                                             Dated: _______________

                                             Signed: ______________

                                             Signed: ______________

                                             Please date this Proxy and sign
                                             exactly as your name appears
                                             hereon. If shares are jointly
                                             held, this Proxy should be signed
                                             by each joint owner. Executors,
                                             administrators, guardians or
                                             others signing in a fiduciary
                                             capacity should state their full
                                             titles. A Proxy executed by a
                                             corporation should be signed in
                                             its name by its president or
                                             other authorized officer. A Proxy
                                             executed by a partnership should
                                             be signed in its name by an
                                             authorized person.

    PLEASE PROMPTLY COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE
                               ENVELOPE PROVIDED.